Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OGE ENERGY CORP.	OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)
Oklahoma	Oklahoma
(State or other jurisdiction of incorporation or organization)
73-1481638	73-0382390
(I.R.S. Employer Identification Number)
321 N. Harvey, P.O. Box 321 Oklahoma City, Oklahoma 73101-0321 (405) 553-3000	321 N. Harvey, P.O. Box 321 Oklahoma City, Oklahoma 73101-0321 (405) 553-3000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
SEAN TRAUSCHKE
Chairman of the Board, President and Chief Executive Officer
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
ROBERT J. JOSEPH Jones Day 77 West Wacker Chicago, Illinois 60601 (312) 269-4176	JONATHAN A. KOFF Chapman and Cutler LLP 111 W. Monroe Street Chicago, Illinois 60603 (312) 845-2978

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

	Large accelerated filer	Accelerated filer	Non-accelerated filer (Do not check if a smaller reporting company)	Smaller reporting company
OGE Energy Corp.	☑	☐	☐	☐
Oklahoma Gas and Electric Company	☐	☐	☑	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Common Stock, par value $0.01 per share of OGE Energy Corp.
Debt Securities of OGE Energy Corp.
Debt Securities of Oklahoma Gas and Electric Company

(1)
There are being registered hereunder a currently indeterminate number of shares of common stock, par value $0.01 per share, of OGE Energy Corp. and a currently indeterminate principal amount of debt securities of OGE Energy Corp. and debt securities of Oklahoma Gas and Electric Company, in each case as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrants are deferring payment of the registration fee.

EXPLANATORY NOTE
This registration statement contains two prospectuses, the first of which is to be used in connection with offerings of the securities referenced in clause (1) below and the second of which is to be used in connection with offerings of the securities referenced in clause (2) below:

(1)	the common stock, par value $0.01 per share, and debt securities of OGE Energy Corp. registered pursuant to this registration statement; and

(2)	the debt securities of Oklahoma Gas and Electric Company registered pursuant to this registration statement.
Each offering of securities made under this registration statement will be made pursuant to one of these prospectuses, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

OGE ENERGY CORP.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

COMMON STOCK, $0.01 PAR VALUE PER SHARE
DEBT SECURITIES
________________________
We may offer for sale from time to time in one or more issuances (1) shares of our common stock, par value $0.01 per share, and (2) one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness. The common stock and debt securities are collectively referred to in this prospectus as the “Securities.” We will offer the Securities in an amount and on terms to be determined by market conditions at the time of the offering.
We will provide the specific terms of these Securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Securities unless accompanied by a prospectus supplement.
Our common stock trades on the New York Stock Exchange under the symbol “OGE.” On August 4, 2016, the closing price of our common stock on the New York Stock Exchange was $31.24 per share.
Prior to making a decision about investing in our Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”). See “Risk Factors” on page 3.
Neither the SEC nor any state securities commission has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
________________________
The date of this prospectus is August 9, 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.
TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
FORWARD-LOOKING STATEMENTS	1
OGE ENERGY CORP.	2
RISK FACTORS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	3
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF DEBT SECURITIES	6
BOOK-ENTRY SYSTEM	10
PLAN OF DISTRIBUTION	12
LEGAL OPINIONS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	14

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this process, we are registering an unspecified amount of our Securities, and may issue any of such Securities in one or more offerings. This prospectus provides you with a general description of the Securities we may offer. Each time we sell any of the Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, "we," "us," "our" and "our company" refer to OGE Energy Corp.

i

FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions.  Actual results may vary materially. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and their impact on capital expenditures;

•	our ability and the ability of our subsidiaries to access the capital markets and obtain financing on favorable terms as well as inflation rates and monetary fluctuations;

•	prices and availability of electricity, coal, natural gas and natural gas liquids;

•
the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions Enable Midstream Partners, LP (“Enable”) serves, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable's interstate pipelines;

•
the timing and extent of changes in the supply of natural gas, particularly supplies available for gathering by Enable's gathering and processing business and transporting by Enable's interstate pipelines, including the impact of natural gas and natural gas liquids prices on the level of drilling and production activities in the regions Enable serves;

•	business conditions in the energy and natural gas midstream industries, including the demand for natural gas, natural gas liquids, crude oil and midstream services;

•	competitive factors including the extent and timing of the entry of additional competition in the markets we serve;

•	unusual weather;

•	availability and prices of raw materials for current and future construction projects;

•	the effect of retroactive repricing of transactions in the SPP markets or adjustments in market pricing mechanisms by the SPP;

•
Federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•	environmental laws and regulations that may impact our operations;

•	changes in accounting standards, rules or guidelines;

•	the discontinuance of accounting principles for certain types of rate-regulated activities;

•	the cost of protecting assets against, or damage due to, terrorism or cyber attacks and other catastrophic events;

•	advances in technology;

•	creditworthiness of suppliers, customers and other contractual parties;

•	difficulty in making accurate assumptions and projections regarding future revenues and costs associated with the Company's equity investment in Enable that the Company does not control; and

•	other risk factors listed from time to time in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information.” We may also describe additional risk factors in the applicable prospectus supplement.

OGE ENERGY CORP.

We are an energy and energy services provider offering physical delivery and related services for both electricity and natural gas primarily in the south central United States. We conduct these activities through two business segments: (i) electric utility and (ii) natural gas midstream operations.
Our electric utility business generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas. These operations are conducted through Oklahoma Gas and Electric Company (“OG&E”) and are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. OG&E is the largest electric utility in Oklahoma and its franchised service territory includes the Fort Smith, Arkansas area. OG&E sold its retail gas business in 1928 and is no longer engaged in the natural gas distribution business.
Our natural gas midstream operations segment represents our investment in Enable through our wholly owned subsidiary OGE Enogex Holdings. Enable is engaged in the business of gathering, processing, transporting and storing natural gas. Enable's natural gas gathering and processing assets are strategically located in four states and serve natural gas production from shale developments in the Anadarko, Arkoma and Ark-La-Tex basins. Enable also owns a crude oil gathering business in the Bakken shale formation, principally located in the Williston basin of North Dakota. Enable's natural gas transportation and storage assets extend from western Oklahoma and the Texas Panhandle to Alabama and from Louisiana to Illinois.
Enable was formed effective May 1, 2013 by us and CenterPoint Energy to own and operate the midstream businesses of us and CenterPoint. The general partner of Enable is equally controlled by CenterPoint and us, who each have 50 percent management ownership. As of June 30, 2016, we owned approximately 26.3 percent of the common units of Enable and 60 percent of the incentive distribution rights of Enable.
We were incorporated in Oklahoma on August 4, 1995 and became the holding company parent of OG&E and Enogex on December 31, 1996. Our principal executive offices are located at 321 N. Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. Our telephone number is (405) 553-3000. Our web site address is www.oge.com. Our web site address is provided for informational purposes only. No information contained in, or that can be accessed through, our web site is to be considered part of this prospectus.

RISK FACTORS

An investment in our Securities involves risk. Prior to making a decision about investing in our Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading "Risk Factors" and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.
USE OF PROCEEDS

Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Securities to our general funds and to use those proceeds for general corporate purposes, including to fund our operating units and subsidiaries and to repay short-term debt. The specific use of the proceeds of a particular offering of Securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)

	Twelve Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2016	2016	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	4.07	3.23	4.12	4.49	3.98	3.94	4.12
Due to normal seasonal fluctuations within our business and other factors, our operating results for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016 or for any future period.
For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income plus fixed charges, less allowance for borrowed funds used during construction and other capitalized interest and (2) fixed charges consist of interest on long-term debt, related amortization, interest on short-term borrowings and a calculated portion of rents considered to be interest.
Assuming that our variable interest rate debt continues at interest rates in effect on June 30, 2016, the annual interest requirement on our long-term debt outstanding at June 30, 2016, was approximately $139.7 million.

DESCRIPTION OF CAPITAL STOCK

The following statements are summaries of certain provisions of our Restated Certificate of Incorporation and are subject to the detailed provisions thereof. Such summaries do not purport to be complete, and reference is made to our Restated Certificate of Incorporation (which is filed as Exhibit 3.01 to our Form 10-Q for the quarter ended June 30, 2013, File No. 1-12579) for a full and complete statement of such provisions.
Authorized Shares
Under our Restated Certificate of Incorporation, we are authorized to issue 450,000,000 shares of common stock, par value $0.01 per share, of which 199,702,025 shares were outstanding on June 30, 2016.
We are also authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are currently outstanding. Without shareholder approval, we may issue preferred stock in the future in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the rights and preferences of each series with respect to, among other things, the dividend rate, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights. The terms of any series of preferred stock that we may issue in the future may provide the holders of such preferred stock with rights that are senior to the rights of the holders of our common stock.

Dividend Rights
Before we can pay any dividends on our common stock, the holders of our preferred stock that may be outstanding are entitled to receive their dividends at the respective rates as may be provided for the shares of their series. Currently, there are no shares of our preferred stock outstanding. Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and other equity interests and the distribution or other payment of those earnings to us in the form of dividends or distributions, or in the form of repayments of loans or advances to us. We expect to derive principally all of the funds required by us to enable us to pay dividends on our common stock from dividends paid by OG&E, on OG&E’s common stock, and from distributions paid by OGE Enogex Holdings LLC, on OGE Enogex Holdings limited liability company interests, including distributions from its interest in Enable. Our ability to receive dividends on OG&E’s common stock is subject to the prior rights of the holders of any OG&E preferred stock that may be outstanding, any covenants of OG&E’s certificate of incorporation and OG&E’s debt instruments limiting the ability of OG&E to pay dividends and the ability of public utility commissions that regulate OG&E to effectively restrict the payment of dividends by OG&E. Our ability to receive distributions from our interest in Enable is subject to the prior rights of existing and future holders of limited partnership interests that may be outstanding and any covenants in the debt instruments of Enable and its subsidiaries and equity interests limiting the ability to pay distributions.

Voting Rights
Each holder of common stock is entitled to one vote per share upon all matters upon which shareowners have the right to vote and generally will vote together as one class. Our board of directors has the authority to fix conversion and voting rights for any new series of preferred stock (including the right to elect directors upon a failure to pay dividends), provided that no share of preferred stock can have more than one vote per share.
Our Restated Certificate of Incorporation also contains "fair price" provisions, which require the approval by the holders of at least 80 percent of the voting power of our outstanding voting stock as a condition for mergers, consolidations, sales of substantial assets, issuances of capital stock and certain other business combinations and transactions involving us and any substantial (10 percent or more) holder of our voting stock unless the transaction is either approved by a majority of the members of our board of directors who are unaffiliated with the substantial holder or specified minimum price and procedural requirements are met. The provisions summarized in the foregoing sentence may be amended only by the approval of the holders of at least 80 percent of the voting power of our outstanding voting stock. Our voting stock consists of all outstanding shares entitled to vote generally in the election of directors and currently consists of our common stock.
Our voting stock does not have cumulative voting rights for the election of directors. Our Restated Certificate of Incorporation and By-Laws currently contain provisions stating that: (1)  directors may be removed only with the approval of the holders of at least a majority of the voting power of our shares generally entitled to vote; (2) any vacancy on the board of directors will be filled only by the remaining directors then in office, though less than a quorum; (3) advance notice of introduction by shareowners of business at annual shareowner meetings and of shareowner nominations for the election of directors must be given and that certain information must be provided with respect to such matters; (4) shareowner action may be taken only at an annual meeting of shareowners or a special meeting of shareowners called by the President or the board of directors; and (5) the foregoing provisions may be amended only by the approval of the holders of at least 80 percent of the voting power of the shares generally entitled to vote. These provisions, along with the "fair price" provisions discussed above, the business combination and control share acquisition provision discussed below, may deter attempts to cause a change in control of our company (by proxy contest, tender offer or otherwise) and will make more difficult a change in control that is opposed by our board of directors.
Liquidation Rights
Subject to possible prior rights of holders of preferred stock that may be issued in the future, in the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of our common stock are entitled to receive the remaining assets and funds pro rata, according to the number of shares of common stock held.
Other Provisions
Oklahoma has enacted legislation aimed at regulating takeovers of corporations and restricting specified business combinations with interested shareholders. Under the Oklahoma General Corporation Act, a shareowner who acquires more than 15 percent of the outstanding voting shares of a corporation subject to the statute, but less than 85 percent of such shares, is prohibited from engaging in specified "business combinations" with the corporation for three years after the date that the shareowner became an interested stockholder. This provision does not apply if (1) before the acquisition date the corporation's board of directors has approved either the business combination or the transaction in which the shareowner became an interested shareowner or (2) the corporation's board of directors approves the business combination and at least two-thirds of the outstanding voting stock of the corporation not owned by the interested shareowner vote to authorize the business combination. The term "business combination" encompasses a wide variety of transactions with or caused by an interested shareowner in which the interested shareowner receives or could receive a benefit on other than a pro rata basis with other shareowners, including mergers, specified asset sales, specified issuances of additional shares to the interested shareowner, transactions with the corporation that increase the proportionate interest of the interested shareowner or transactions in which the interested shareowner receives certain other benefits.
Oklahoma law also contains control share acquisition provisions. These provisions generally require the approval of the holders of a majority of the corporation's voting shares held by disinterested shareowners before a person purchasing one-fifth or more of the corporation's voting shares can vote the shares in excess of the one-fifth interest. Similar shareholder approvals are required at one-third and majority thresholds.
The board of directors may allot and issue shares of common stock for such consideration, not less than the par value thereof, as it may from time to time determine. No holder of common stock has the preemptive right to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock is not subject to further calls or to assessment by us.
Our common stock is listed on the New York Stock Exchange. Computershare is the Transfer Agent and Registrar for our common stock.

DESCRIPTION OF DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our debt securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to our debt securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and the supplemental indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.
We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement. At June 30, 2016, there was one series of senior debt securities, aggregating $100.0 million in principal amount, outstanding under the Indenture (as defined below).
Our debt securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “Book-Entry System” in this prospectus.
General
We may issue our debt securities as notes or debentures or other unsecured evidences of indebtedness (collectively referred to as the “Debt Securities”) in one or more new series under an indenture dated as of November 1, 2004 between us and UMB Bank, N.A., as trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the “Indenture.”
The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities that may be issued under the Indenture subsequent to the issuance of the Debt Securities.
The Debt Securities will be obligations exclusively of our company. As a holding company, we have no material assets other than our ownership of the common stock of our subsidiaries and investment in unconsolidated affiliate. Unless we say otherwise in a prospectus supplement, we will rely entirely upon distributions and other amounts received from our subsidiaries and unconsolidated affiliate to meet the payment obligations under the Debt Securities.
Our subsidiaries and unconsolidated affiliate are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Debt Securities or otherwise to make any funds available to us. This includes the payment of dividends or other distributions or the extension of loans or advances, unless we say otherwise in a prospectus supplement. Public utility commissions that regulate our utility subsidiary may effectively restrict the payment of dividends to us by our utility subsidiary. See “Description of Capital Stock-Dividend Rights” for a description of certain limits on the ability of our regulated utility subsidiary, OG&E, to pay dividends on its common stock.
Furthermore, the ability of our subsidiaries and unconsolidated affiliate to make any payments to us would be dependent upon the terms of any credit facilities of such entities and upon their earnings and cash flow, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the Debt Securities would be satisfied solely from our equity interests in our subsidiaries and unconsolidated affiliate remaining after the satisfaction of claims of creditors of the subsidiaries. Accordingly, the Debt Securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.
We sometimes refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “Notes.” The amount of Notes that we may issue under the Indenture is not limited.
The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:

•	the title, aggregate principal amount and offering price of that series of Debt Securities;

•	the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the Debt Securities of that series will mature;

•	any redemption terms;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•	other specific terms applicable to the Debt Securities of that series.

Any special U.S. Federal income tax considerations applicable to Debt Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Debt Securities.
Unless we indicate otherwise in the applicable prospectus supplement, the Debt Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company.
Registration, Transfer And Exchange
Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date. (Section 2.06 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07 of the Indenture.)
The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series that is selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06 of the Indenture.) See “Book-Entry System” in this prospectus.
Payment and Paying Agents
Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Debt Securities. (Section 2.12 of the Indenture.)
All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Debt Securities may thereafter look only to us for payment of that principal, interest or premium. (Section 4.04 of the Indenture.)
Events of Default
The following are events of default under the Indenture:

•	default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

•	default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

•
default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company. (Section 7.01 of the Indenture.)

Acceleration of Maturity. If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes. (Section 7.01 of the Indenture.)
Indemnification of Trustee. The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee. (Section 8.02 of the Indenture.)
Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes. The holders of a majority in principal amount of the outstanding Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes. (Section 7.07 of the Indenture.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Section 7.04 of the Indenture.)
Notice of Default. The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.08 of the Indenture.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 5.05 of the Indenture.)
Modification
Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.
We will not need the consent of the holders for the following types of amendments:

•	adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•	adding security for the Notes; or

•	making various other modifications, generally of a ministerial or immaterial nature. (Section 12.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date or redemption date of any Note;

•	a reduction in the interest rate or extension of the time of payment of interest;

•	a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

•	a change in the currency of any payment of principal, premium or interest on any Note;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

•	a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 12.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.
Defeasance and Discharge
We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due. To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 4.01 of the Indenture.)

Consolidation, Merger and Sale of Assets; No Financial Covenants
We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture. The Indenture defines all or substantially all of our assets as being sixty six and two thirds percent or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than sixty six and two thirds percent of our total assets without the consent of the holders of the Notes. (Sections 11.01 and 11.02 of the Indenture.)
Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.
Resignation or Removal of Trustee
The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10 of the Indenture.)
The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 8.10 of the Indenture.)
Concerning the Trustee
UMB Bank, N.A. is the Trustee under the Indenture. We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some of our other securities and securities of our affiliates.

BOOK-ENTRY SYSTEM

Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company ("DTC"), New York, New York, will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC's partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of Debt Securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.6 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.
To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Debt Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Debt Security documents. For example, Beneficial Owners of Debt Securities may wish to ascertain that the nominee holding the Debt Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Debt Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Debt Securities unless authorized by a Direct Participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an Omnibus

Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Debt Securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, Debt Security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION

We may sell the Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Securities. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the Securities;

•	our net proceeds from the sale of the Securities;

•	any underwriting discounts and other items constituting underwriters' compensation; and

•	the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters
If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account. Underwriters may offer the Securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.
By Agents and Direct Sales
We may sell the Securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the Securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.
General Information
Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.
Our outstanding common stock is listed for trading on the New York Stock Exchange. We may engage in at-the-market offerings of our common stock into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933. Any at-the-market offering of our common stock will be through an underwriter or underwriters acting as principal or agent for us.
Under agreements into which we may enter in connection with the sale of Securities, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.
Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

LEGAL OPINIONS

Legal opinions relating to the Securities and certain other matters will be rendered by our counsel, Williams, Box, Forshee & Bullard, P.C., Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois. Williams, Box, Forshee & Bullard, P.C. will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.
Certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois, or such other underwriters’ counsel as may be named in the applicable prospectus supplement.
EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 (including the schedule appearing therein) and the effectiveness of our internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference, which are based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The combined and consolidated financial statements of Enable Midstream Partners, LP and subsidiaries, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the preparation of the combined and consolidated financial statements of Enable Midstream Partners, LP from the historical accounting records maintained by CenterPoint Energy, Inc. Such combined and consolidated financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

•	Our Current Reports on Form 8-K, filed with the SEC on February 18, 2016, May 23, 2016, June 28, 2016 and July 5, 2016; and

•	Description of our capital stock contained in Exhibit 99.01 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Securities referred to herein.
We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
OGE Energy Corp.
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

PROSPECTUS

OKLAHOMA GAS AND ELECTRIC COMPANY
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

DEBT SECURITIES
________________________
We may offer for sale from time to time in one or more issuances one or more series of unsecured debt securities, which may be notes or debentures or other unsecured evidences of indebtedness. The debt securities are referred to in this prospectus as the “Debt Securities.” We will offer the Debt Securities in an amount and on terms to be determined by market conditions at the time of the offering.
We will provide the specific terms of these Debt Securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell Debt Securities unless accompanied by a prospectus supplement.
Prior to making a decision about investing in our Debt Securities, you should consider carefully any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and other filings we may make from time to time with the Securities and Exchange Commission (“SEC”). See “Risk Factors” on page 3.
Neither the SEC nor any state securities commission has approved or disapproved of these Debt Securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
________________________
The date of this prospectus is August 9, 2016.

You should rely only on the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these Debt Securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in or incorporated by reference into this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you is accurate only as of the date on the front cover of those documents.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
FORWARD-LOOKING STATEMENTS	1
OKLAHOMA GAS AND ELECTRIC COMPANY	2
RISK FACTORS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	3
DESCRIPTION OF DEBT SECURITIES	4
BOOK-ENTRY SYSTEM	8
PLAN OF DISTRIBUTION	10
LEGAL OPINIONS	11
EXPERTS	11
WHERE YOU CAN FIND MORE INFORMATION	12
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this process, we are registering an unspecified amount of our Debt Securities, and may issue any of such Debt Securities in one or more offerings. This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell any of the Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” For more details, you should read the exhibits filed with the registration statement of which this prospectus is a part. In this prospectus, “we,” “us,” “our” and “our company” refer to Oklahoma Gas and Electric Company.

i

FORWARD-LOOKING STATEMENTS
Except for the historical statements contained herein and therein, the matters discussed in this prospectus and the documents incorporated by reference are forward-looking statements that are subject to certain risks, uncertainties and assumptions.  Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions.  Actual results may vary materially. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•
general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and their impact on capital expenditures;

•	our ability and the ability of our parent company, OGE Energy Corp., to access the capital markets and obtain financing on favorable terms as well as inflation rates and monetary fluctuations;

•	prices and availability of electricity, coal and natural gas;

•	business conditions in the energy industry;

•	competitive factors including the extent and timing of the entry of additional competition in the markets we serve;

•	unusual weather;

•	availability and prices of raw materials for current and future construction projects;

•	the effect of retroactive repricing of transactions in the SPP markets or adjustments in market pricing mechanisms by the SPP;

•
Federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters our markets;

•	environmental laws and regulations that may impact our operations;

•	changes in accounting standards, rules or guidelines;

•	the discontinuance of accounting principles for certain types of rate-regulated activities;

•	the cost of protecting assets against, or damage due to, terrorism or cyber attacks and other catastrophic events;

•	advances in technology;

•	creditworthiness of suppliers, customers and other contractual parties; and

•	other risk factors listed from time to time in the reports we file with the SEC.

In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in or incorporated by reference in this prospectus will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties are discussed in more detail under “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2015 and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information.” We may also describe additional risk factors in the applicable prospectus supplement.

1

OKLAHOMA GAS AND ELECTRIC COMPANY

We generate, transmit, distribute and sell electric energy in Oklahoma and western Arkansas. We are subject to regulation by the Oklahoma Corporation Commission, the Arkansas Public Service Commission and the Federal Energy Regulatory Commission. We are a wholly-owned subsidiary of OGE Energy Corp. (“OGE Energy”), which is an energy and energy services provider offering physical delivery and related services for both electricity and natural gas primarily in the south central United States. We are the largest electric utility in Oklahoma and our franchised service territory includes the Fort Smith, Arkansas area. We sold our retail gas business in 1928 and are no longer engaged in the gas distribution business.
We own and operate an interconnected electric generation, transmission and distribution system, located in Oklahoma and western Arkansas, which included 10 generating stations with an aggregate capability of approximately 6,771 megawatts at December 31, 2015. We furnish retail electric service in 267 communities and their contiguous rural and suburban areas. Our service area covers approximately 30,000 square miles in Oklahoma and western Arkansas, including Oklahoma City, the largest city in Oklahoma, and Fort Smith, Arkansas, the second largest city in that state. Of the 267 communities that we serve, 241 are located in Oklahoma and 26 in Arkansas. We derived approximately 91 percent of our total electric operating revenues for the year ended December 31, 2015 from sales in the Oklahoma jurisdiction and the remainder from sales in Arkansas.
We were incorporated in 1902 under the laws of the Oklahoma Territory and became a wholly-owned subsidiary of OGE Energy Corp. on December 31, 1996. Our principal executive offices are located at 321 N. Harvey, P.O. Box 321, Oklahoma City, Oklahoma 73101-0321. Our telephone number is (405) 553-3000. OGE Energy’s web site address is www.oge.com. OGE Energy’s web site address is provided for informational purposes only. No information contained in, or that can be accessed through, the web site is to be considered part of this prospectus.

2

RISK FACTORS

An investment in our Debt Securities involves risk. Prior to making a decision about investing in our Debt Securities, you should carefully consider any risk factors contained in a prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K under the heading “Risk Factors” and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.

USE OF PROCEEDS
Unless we indicate otherwise in any applicable prospectus supplement or other offering materials, we intend to add the net proceeds from the sale of the Debt Securities to our general funds and to use those proceeds for general corporate purposes, including to fund capital expenditures, to repay short-term debt and to refund long-term debt at maturity or otherwise. The specific use of the proceeds of a particular offering of Debt Securities will be described in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)

	Twelve Months Ended June 30,	Six Months Ended June 30,	Year Ended December 31,
	2016	2016	2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges	3.40	2.47	3.40	3.73	3.96	3.87	4.01
Due to normal seasonal fluctuations within our business and other factors, our operating results for the six months ended June 30, 2016 are not necessarily indicative of the results that may be expected for the year ending December 31, 2016 or for any future period.
For purposes of computing our ratio of earnings to fixed charges, (1) earnings consist of pre-tax income plus fixed charges, less allowance for borrowed funds used during construction and (2) fixed charges consist of interest on long-term debt, related amortization, interest on short-term borrowings and a calculated portion of rents considered to be interest.
Assuming that our variable interest rate debt continues at interest rates in effect on June 30, 2016, the annual interest requirement on our long-term debt outstanding at June 30, 2016, was approximately $138.5 million.

3

DESCRIPTION OF DEBT SECURITIES

The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which our Debt Securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture applicable to our Debt Securities have been filed as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and the supplemental indenture for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under this registration statement. At June 30, 2016, there were 12 series of senior debt securities, aggregating $2.41 billion in principal amount, outstanding under the Indenture (as defined below).

Our Debt Securities will be represented either by global securities registered in the name of The Depository Trust Company (“DTC”), as depository (“Depository”), or its nominee, or by securities in certificated form issued to the registered owners, as described in the applicable prospectus supplement. See “Book-Entry System” in this prospectus.

General

We may issue our Debt Securities as notes or debentures or other unsecured evidences of indebtedness (collectively referred to as the “Debt Securities”) in one or more new series under an indenture dated as of October 1, 1995 between us and UMB Bank, N.A., as trustee (the “Trustee”). This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the “Indenture.”

The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured and unsubordinated indebtedness, including other senior debt securities previously issued under the Indenture and senior debt securities that may be issued under the Indenture subsequent to the issuance of the Debt Securities. We sometimes refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the “Notes.” The amount of Notes that we may issue under the Indenture is not limited.

The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:

•	the title, aggregate principal amount and offering price of that series of Debt Securities;

•	the interest rate or rates, or method of calculation of the rate or rates, on that series, and the date from which the interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for payments of interest;

•	the date on which the Debt Securities of that series will mature;

•	any redemption terms;

•
the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

•	other specific terms applicable to the Debt Securities of that series.

Any special U.S. Federal income tax considerations applicable to Debt Securities sold at an original issue discount and any special U.S. Federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency other than U.S. dollars will be described in the prospectus supplement relating to that series of Debt Securities.

Unless we indicate otherwise in the applicable prospectus supplement, the Debt Securities will be denominated in U.S. dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Unless we indicate otherwise in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption or repurchase of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness by us could require approval of state utility regulatory authorities and, possibly, of Federal utility regulatory authorities.

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Registration, Transfer And Exchange

Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount, stated maturity and original issue date. (Section 2.06 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee’s satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.06 and 2.07 of the Indenture.)

The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series that is selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.06 of the Indenture.) See “Book-Entry System” in this prospectus.

Payment and Paying Agents

Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the heading “Book-Entry System.” Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that holder’s address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of Notes having the same interest payment dates will be entitled to receive payments of interest by wire transfer to a bank within the continental United States, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12 of the Indenture.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee upon presentation of the Debt Securities. (Section 2.12 of the Indenture.)

All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Securities that remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us, and the holders of those Debt Securities may thereafter look only to us for payment of that principal, interest or premium. (Section 5.04 of the Indenture.)

Events of Default

The following are events of default under the Indenture:

•	default in the payment of principal and premium, if any, on any Note issued under the Indenture when due and payable and continuance of that default for a period of five days;

•	default in the payment of interest on any Note issued under the Indenture when due and continuance of that default for 30 days;

•
default in the performance or breach of any of our other covenants or warranties in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

•	specified events of bankruptcy, insolvency or reorganization of our company. (Section 8.01 of the Indenture.)

Acceleration of Maturity. If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding Notes may declare the principal amount of all Notes to be due and payable immediately. At any time after an acceleration of the Notes has been declared, but before a judgment or decree of the immediate payment of the principal amount of the Notes has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the Notes. (Section 8.01 of the Indenture.)

Indemnification of Trustee. The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless the holders have offered reasonable security to the Trustee. (Section 9.02 of the Indenture.)

Right to Direct Proceedings. The holders of a majority in principal amount of the outstanding Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the Notes. The holders of a majority in principal amount of the outstanding

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Notes generally will be able to waive any past default or event of default except a default in the payment of principal, premium or interest on the Notes. (Section 8.07 of the Indenture.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Section 8.04 of the Indenture.)

Notice of Default. The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on the Notes, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 8.08 of the Indenture.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 6.06 of the Indenture.)

Modification

Unless we indicate otherwise in the applicable prospectus supplement, we and the Trustee may modify and amend the Indenture and the Debt Securities from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the Notes, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding Notes or the consent or approval of each holder affected by the proposed amendment.

We will not need the consent of the holders for the following types of amendments:

•	adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

•	adding security for the Notes; or

•	making various other modifications, generally of a ministerial or immaterial nature. (Section 13.01 of the Indenture.)

We will need the consent of the holders of each outstanding Note affected by a proposed amendment if the amendment would cause any of the following to occur:

•	a change in the maturity date or redemption date of any Note;

•	a reduction in the interest rate or extension of the time of payment of interest;

•	a reduction in the principal amount of any Note, the interest or premium payable on any Note, or the amount of principal that could be declared due and payable prior to the stated maturity;

•	a change in the currency of any payment of principal, premium or interest on any Note;

•	an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any Note;

•	a reduction in the percentage of outstanding Notes necessary to consent to the modification or amendment of the Indenture; or

•	a modification of these requirements or a reduction to less than a majority of the percentage of outstanding Notes necessary to waive any past default. (Section 13.02 of the Indenture.)

Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding Notes.

Defeasance and Discharge

We may be discharged from all obligations relating to the Notes and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of Notes, replace stolen, lost or mutilated Notes and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of Notes, money or U.S. government obligations, or any combination thereof, sufficient to make all payments of principal, premium and interest on the Notes on the dates those payments are due. To discharge those obligations, we must deliver to the Trustee an opinion of counsel that the holders of the Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of Notes must look only to the funds deposited with the Trustee, and not us, for payments on the Notes. (Section 5.01 of the Indenture.)

Consolidation, Merger and Sale of Assets; No Financial Covenants

We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and any premium on all the Notes and our obligation to perform every covenant in the Indenture that we are supposed to perform or observe. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture, and we will be released from all obligations under the Indenture. The Indenture

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defines all or substantially all of our assets as being 50 percent or more of our total assets as shown on our balance sheet at the end of the prior year and specifically permits any sale, transfer or conveyance during a calendar year of less than 50 percent of our total assets without the consent of the holders of the Notes. (Sections 12.01 and 12.02 of the Indenture.)

Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will not contain any financial or other similar restrictive covenants.

No Limitations on Liens or Sale and Leaseback Transactions

At June 30, 2016, we had 12 other series of our Notes issued under the Indenture outstanding in the aggregate principal amount of $2.41 billion. Although subject to earlier redemption at our option, the outstanding Notes mature between July 15, 2017 and December 15, 2044. Certain of these series of our Notes have provisions that limit (subject to certain exceptions) our ability to issue secured debt unless, at the time the secured debt is issued, we also equally secure such outstanding Notes. As a result, if in the future we were to issue secured debt, the outstanding series of Notes that contain this provision would also become secured. Unless otherwise specified in the applicable prospectus supplement, the Debt Securities offered hereby will not contain this provision. Therefore, the Debt Securities offered hereby would be effectively subordinated to the secured debt. There is no limit on the amount of debt that we may issue and, in the future, we may issue debt that includes provisions similar to those applicable to our other outstanding Notes.

In addition, although certain other series of our other Notes also have provisions that limit our ability to enter into sale and lease-back transactions, unless otherwise specified in the applicable prospectus supplement, the Debt Securities offered hereby will not contain this provision.

Resignation or Removal of Trustee

The Trustee may resign at any time by notifying us in writing and specifying the day that the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 9.10 of the Indenture.)

The holders of a majority in principal amount of the outstanding Notes may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon (1) notice to the Trustee and the holder of each Note outstanding under the Indenture and (2) appointment of a successor Trustee. (Section 9.10 of the Indenture.)

Concerning the Trustee

UMB Bank, N.A. is the Trustee under the Indenture. We and our affiliates maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some of our other securities and securities of our affiliates.

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BOOK-ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”), New York, New York, will act as securities depository for the Debt Securities. The Debt Securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of Debt Securities, each in the aggregate principal amount of any such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of any such issue.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.6 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC’s records. The ownership interest of each actual purchaser of each Debt Security (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.
To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Debt Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Debt Securities, such as redemptions, tenders, defaults, and proposed amendments to the Debt Security documents. For example, Beneficial Owners of Debt Securities may wish to ascertain that the nominee holding the Debt Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Debt Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Debt Securities unless authorized by a Direct Participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus.

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Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and interest payments on the Debt Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, our agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the Debt Securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, Debt Security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Debt Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor any underwriter takes any responsibility for the accuracy thereof.

9

PLAN OF DISTRIBUTION

We may sell the Debt Securities offered by this prospectus through underwriters, through dealers, through agents, directly to other purchasers or through a combination of these methods, as described in the prospectus supplement relating to an offering of Debt Securities. The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the Debt Securities;

•	our net proceeds from the sale of the Debt Securities;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	the initial public offering price and any discounts, concessions or commissions allowed or re-allowed or paid to dealers.

By Underwriters

If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account. Underwriters may offer the Debt Securities directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the Debt Securities in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the Debt Securities to the dealers as principals. The dealers may then resell the Debt Securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents and Direct Sales

We may sell the Debt Securities directly to the public, without the use of underwriters, dealers or agents. We may also sell the Debt Securities through agents we designate from time to time. The applicable prospectus supplement will contain more information about the agents, including the names of the agents and any commission we agree to pay the agents.

General Information

Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us will be described, in the prospectus supplement.

Under agreements into which we may enter in connection with the sale of Debt Securities, underwriters, dealers and agents who participate in the distribution of Debt Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.

Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

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LEGAL OPINIONS

Legal opinions relating to the Debt Securities and certain other matters will be rendered by our counsel, Williams, Box, Forshee & Bullard, P.C., Oklahoma City, Oklahoma, and Jones Day, Chicago, Illinois. Williams, Box, Forshee & Bullard, P.C. will pass on matters pertaining to local laws and as to these matters other counsel will rely on their opinions.
Certain legal matters will be passed upon for any underwriters, dealers or agents named in a prospectus supplement by Chapman and Cutler LLP, Chicago, Illinois, or such other underwriters’ counsel as may be named in the applicable prospectus supplement.
EXPERTS

Our financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of our internal control over financial reporting as of December 31, 2015, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and the audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.
The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016; and

•	Our Current Reports on Form 8-K filed with the SEC on February 18, 2016 and July 5, 2016.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus until we sell all of the Debt Securities referred to herein.
We are not required to, and do not expect to, provide annual reports to holders of our debt securities unless specifically requested by a holder.
You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Corporate Secretary
Oklahoma Gas and Electric Company
321 N. Harvey, P.O. Box 321
Oklahoma City, Oklahoma 73101-0321
(405) 553-3000

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PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the securities to be offered hereby:

Amount to Be Paid
Registration fee under the Securities Act of 1933	$ (1)(2)
Fees of rating agencies*	(2)
Printing and engraving*	(2)
Accounting services*	(2)
Legal fees of company counsel*	(2)
Listing fees of New York Stock Exchange*	(2)
Trustee's charges*	(2)
Expenses and counsel fees for qualification or registration of the securities offered hereby under state securities laws*	(2)
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses*	(2)
Total	$(2)
______________________

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrants are deferring payment of the registration fee.

(2)	These fees are based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

OGE Energy Corp.

Section 1031 of the Oklahoma General Corporation Act provides that OGE Energy Corp. may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by them as a result of serving in that capacity, subject to some limitations and conditions set forth in the statute. Substantially similar provisions that require indemnification are contained in OGE Energy Corp.'s Restated Certificate of Incorporation, which is filed as Exhibit 3.01 to OGE Energy Corp.'s Form 10-Q for the quarter ended June 30, 2013, and is incorporated herein by this reference. OGE Energy Corp.'s Restated Certificate of Incorporation also contains provisions limiting the liability of OGE Energy Corp.'s officers and directors in some instances. OGE Energy Corp. has an insurance policy covering its directors and officers against specified personal liability, which may include liabilities under the Securities Act of 1933. The forms of Underwriting Agreement filed as Exhibits 1.01 and 1.02 include provisions requiring the underwriters to indemnify OGE Energy Corp.'s directors and officers in some circumstances.
Oklahoma Gas and Electric Company

Section 1031 of the Oklahoma General Corporation Act provides that Oklahoma Gas and Electric Company ("OG&E") may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by them as a result of serving in that capacity, subject to some limitations and conditions set forth in the statute. Substantially similar provisions that require indemnification are contained OG&E's Restated Certificate of Incorporation, which is filed as Exhibit 3.01 to OG&E's Form 8-K filed May 19, 2011, and is incorporated herein by this reference. OG&E's Restated Certificate of Incorporation also contains provisions limiting the liability of OG&E's directors and officers in some instances. OG&E has an insurance policy covering its directors and officers against specified personal liability, which may include liabilities under the Securities Act of 1933. The form of Underwriting Agreement filed as Exhibit 1.03 includes provisions requiring the underwriters to indemnify OG&E's directors and officers in some circumstances.

ITEM 16. EXHIBITS.

1.01	Form of Underwriting Agreement for common stock of OGE Energy Corp.
1.02	Form of Underwriting Agreement for debt securities of OGE Energy Corp.
1.03	Form of Underwriting Agreement for debt securities of Oklahoma Gas and Electric Company.
3.01
Copy of Restated OGE Energy Corp. Certificate of Incorporation. (Filed as Exhibit 3.01 to OGE Energy Corp.'s Form 10-Q for the quarter ended June 30, 2013 (File No. 1-12579) and incorporated by reference herein.)

3.02
Copy of Amended OGE Energy Corp. By-laws dated November 30, 2015. (Filed as Exhibit 3.01 to OGE Energy Corp.'s Form 8-K dated November 30, 2015 (File No. 1-12579) and incorporated by reference herein.)

3.03	Copy of Restated Oklahoma Gas and Electric Company Certificate of Incorporation. (Filed as Exhibit 3.01 to OG&E's Form 8-K filed May 19, 2011 (File 1-1097) and incorporated by reference herein.)
3.04
Copy of Amended Oklahoma Gas and Electric Company By-laws dated November 30, 2015. (Filed as Exhibit 3.02 to OGE Energy's Form 8-K filed November 30, 2015 (File No. 1-12579) and incorporated by reference herein.)

4.01
Indenture dated as of November 1, 2004 between OGE Energy Corp. and UMB Bank, N.A., as trustee. (Filed as Exhibit 4.01 to OGE Energy's Form 8-K filed November 12, 2004 (File No. 1-12579) and incorporated by reference herein.)

4.02
Supplemental Indenture No. 1 dated as of November 9, 2004, being a supplemental instrument to Exhibit 4.01 hereto. (Filed as Exhibit 4.02 to OGE Energy's Form 8-K filed November 12, 2004 (File No. 1-12579) and incorporated by reference herein.)

4.03
Supplemental Indenture No. 2 dated as of November 24, 2014 between OGE Energy and UMB Bank, N.A, as trustee, creating the Senior Notes. (Filed as Exhibit 4.01 to OGE Energy's Form 8-K filed November 24, 2014 (File No. 1-12579) and incorporated by reference herein).

4.04
Trust Indenture dated October 1, 1995, from Oklahoma Gas and Electric Company to Boatmen's First National Bank of Oklahoma, Trustee. (Filed as Exhibit 4.29 to Registration Statement No. 33-61821 and incorporated by reference herein.)

4.05
Supplemental Indenture No. 2, dated as of July 1, 1997, being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed July 17, 1997 (File No. 1-1097) and incorporated by reference herein.)

4.06
Supplemental Indenture No. 3, dated as of April 1, 1998, being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed April 16, 1998 (File No. 1-1097) and incorporated by reference herein.)

4.07
Supplemental Indenture No. 5 dated as of October 24, 2001, being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.06 to Registration Statement No. 333-104615 and incorporated by reference herein.)

4.08
Supplemental Indenture No. 6 dated as of August 1, 2004, being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.02 to OG&E's Form 8-K filed August 6, 2004 (File No 1-1097) and incorporated by reference herein.)

4.09
Supplemental Indenture No. 7 dated as of January 1, 2006 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.08 to OG&E's Form 8-K filed January 6, 2006 (File No. 1-1097) and incorporated by reference herein.)

4.10
Supplemental Indenture No. 8 dated as of January 15, 2008 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed January 31, 2008 (File No. 1-1097) and incorporated by reference herein.)

4.11
Supplemental Indenture No. 9 dated as of September 1, 2008 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed September 9, 2008 (File No. 1-1097) and incorporated by reference herein.)

4.12
Supplemental Indenture No. 10 dated as of December 1, 2008 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed December 11, 2008 (File No. 1-1097) and incorporated by reference herein.)

4.13
Supplemental Indenture No. 11 dated as of June 1, 2010 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed June 8, 2010 (File No. 1-1097) and incorporated by reference herein.)

4.14
Supplemental Indenture No. 12 dated as of May 15, 2011 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed May 27, 2011 (File No. 1-1097) and incorporated by reference herein.)

4.15
Supplemental Indenture No. 13 dated as of May 1, 2013 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed May 13, 2013 (File No. 1-1097) and incorporated by reference herein).

4.16
Supplemental Indenture No. 14 dated as of March 15, 2014 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed March 25, 2014 (File No. 1-1097) and incorporated by reference herein).

4.17
Supplemental Indenture No. 15 dated as of December 1, 2014 being a supplemental instrument to Exhibit 4.04 hereto. (Filed as Exhibit 4.01 to OG&E's Form 8-K filed December 11, 2014 (File No. 1-1097) and incorporated by reference herein).

4.18	Form of Supplemental Indenture for each series of debt securities of OGE Energy Corp., being a supplemental instrument to Exhibit 4.01 hereto.
4.19	Form of Supplemental Indenture for each series of debt securities of Oklahoma Gas and Electric Company, being a supplemental instrument to Exhibit 4.04 hereto.
5.01	Opinion of counsel to OGE Energy Corp. as to the legality of the Securities.
5.02	Opinion of counsel to Oklahoma Gas and Electric Company as to the legality of the Debt Securities.
12.01	Statement of computation of ratio of earnings to fixed charges of OGE Energy Corp.
12.02	Statement of computation of ratio of earnings to fixed charges of Oklahoma Gas and Electric Company.
23.01	Independent auditors' consent for OGE Energy Corp.
23.02	Independent auditors' consent for Oklahoma Gas and Electric Company.
23.03	Consent of Deloitte & Touche LLP for the Financial Statements of Enable Midstream Partners, LP.
23.04	Legal counsel's consent for OGE Energy Corp. (Included in Exhibit 5.01 hereto.)
23.05	Legal counsel's consent for Oklahoma Gas and Electric Company. (Included in Exhibit 5.02 hereto.)
24.01	Power of attorney of certain officers and directors of OGE Energy Corp.
24.02	Power of attorney of certain officers and directors of Oklahoma Gas and Electric Company.
25.01	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of OGE Energy Corp.
25.02	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of Oklahoma Gas and Electric Company.

ITEM 17. UNDERTAKINGS.

(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided however, That:
(a)Paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
(b)Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the registrant is relying on Rule 430B:
(a)Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(b)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

OGE ENERGY CORP.
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 8th day of August, 2016.

OGE ENERGY CORP.

By /s/	Stephen E. Merrill
Stephen E. Merrill
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sean Trauschke
Sean Trauschke	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 8, 2016

/s/ Stephen E. Merrill
Stephen E. Merrill	Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2016

/s/ Scott Forbes
Scott Forbes	Controller and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2016

*
Frank A. Bozich	Director	August 8, 2016
*
James H. Brandi	Director	August 8, 2016
*
Luke R. Corbett	Director	August 8, 2016
*
John D. Groendyke	Director	August 8, 2016
*
David L. Hauser	Director	August 8, 2016
*
Kirk Humphreys	Director	August 8, 2016
*
Robert O. Lorenz	Director	August 8, 2016
*
Judy R. McReynolds	Director	August 8, 2016
*
Sheila Talton	Director	August 8, 2016

/s/ Stephen E. Merrill
By Stephen E. Merrill (Attorney-in-Fact)	August 8, 2016

OKLAHOMA GAS AND ELECTRIC COMPANY
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City and State of Oklahoma on the 8th day of August, 2016.

OKLAHOMA GAS AND ELECTRIC COMPANY

By /s/	Stephen E. Merrill
Stephen E. Merrill
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Sean Trauschke
Sean Trauschke	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 8, 2016

/s/ Stephen E. Merrill
Stephen E. Merrill	Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2016

/s/ Scott Forbes
Scott Forbes	Controller and Chief Accounting Officer (Principal Accounting Officer)	August 8, 2016

*
Frank A. Bozich	Director	August 8, 2016
*
James H. Brandi	Director	August 8, 2016
*
Luke R. Corbett	Director	August 8, 2016
*
John D. Groendyke	Director	August 8, 2016
*
David L. Hauser	Director	August 8, 2016
*
Kirk Humphreys	Director	August 8, 2016
*
Robert O. Lorenz	Director	August 8, 2016
*
Judy R. McReynolds	Director	August 8, 2016
*
Sheila Talton	Director	August 8, 2016

/s/ Stephen E. Merrill
By Stephen E. Merrill (Attorney-in-Fact)	August 8, 2016

EXHIBIT INDEX

1.01	Form of Underwriting Agreement for common stock of OGE Energy Corp.
1.02	Form of Underwriting Agreement for debt securities of OGE Energy Corp.
1.03	Form of Underwriting Agreement for debt securities of Oklahoma Gas and Electric Company.
4.18	Form of Supplemental Indenture for each series of debt securities of OGE Energy Corp., being a supplemental instrument to Exhibit 4.01 hereto.
4.19	Form of Supplemental Indenture for each series of debt securities of Oklahoma Gas and Electric Company, being a supplemental instrument to Exhibit 4.04 hereto.
5.01	Opinion of counsel to OGE Energy Corp. as to the legality of the Securities.
5.02	Opinion of counsel to Oklahoma Gas and Electric Company as to the legality of the Debt Securities.
12.01	Statement of computation of ratio of earnings to fixed charges of OGE Energy Corp.
12.02	Statement of computation of ratio of earnings to fixed charges of Oklahoma Gas and Electric Company.
23.01	Independent auditors' consent for OGE Energy Corp.
23.02	Independent auditors' consent for Oklahoma Gas and Electric Company.
23.03	Consent of Deloitte & Touche LLP for the Financial Statements of Enable Midstream Partners, LP.
23.04	Legal counsel's consent for OGE Energy Corp. (Included in Exhibit 5.01 hereto.)
23.05	Legal counsel's consent for Oklahoma Gas and Electric Company. (Included in Exhibit 5.02 hereto.)
24.01	Power of attorney of certain officers and directors of OGE Energy Corp.
24.02	Power of attorney of certain officers and directors of Oklahoma Gas and Electric Company.
25.01	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of OGE Energy Corp.
25.02	Form T-1 Statement of Eligibility of UMB Bank, N.A., to act as Trustee under the Indenture of Oklahoma Gas and Electric Company.